EXHIBIT 99.1

Contact:
Adam Dible
216-676-2000

GrafTech Reports Unaudited Fourth Quarter and Full Year 2021 Results
Improved Conditions and Execution Drive Strong Finish to 2021 and Favorable 2022 Outlook

BROOKLYN HEIGHTS, Ohio - February 4, 2022 - GrafTech International Ltd. (NYSE: EAF) (GrafTech or the Company) today announced financial results for the quarter and year ended December 31, 2021.

Fourth Quarter Highlights

•Net income of $141 million, or $0.54 per share, and adjusted earnings per share1 of $0.50 per share
•Sales volume increased 19% compared to the fourth quarter of 2020
•Production volume increased 28% compared to the fourth quarter of 2020
•Adjusted EBITDA1 of $183 million
•Reduced debt by $100 million
2021 Highlights

•Net income of $388 million, or $1.46 per share, and adjusted earnings per share1,2 of $1.74
•Adjusted EBITDA1 of $670 million, for a 50% adjusted EBITDA margin3
•Sales volume increased 24% compared to 2020
•Generated cash flow from operating activities of $443 million
•Strengthened the balance sheet further by reducing debt by $400 million
•Safety performance continued an improving trend, ending the year at a recordable injury rate of 0.49
CEO Comments
President and Chief Executive Officer David Rintoul commented, “Market trends continued to improve in the fourth quarter of 2021 and we expect these positive trends to continue into 2022. Our average non-LTA graphite electrode price increased 10% sequentially from the third quarter of 2021. We expect our first quarter average non-LTA prices to increase an additional 17-20% over the fourth quarter."
“During the fourth quarter, we continued to execute on our commitment to strengthen our balance sheet, reducing our debt by $100 million, for a total debt reduction of $400 million in 2021."

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"We continued to make progress with our ESG efforts including a number of projects throughout our manufacturing plants in an effort to minimize our environmental footprint. EAF steel production is an effective way to de-carbonize the steel making industry and with our product being a mission critical component, we are proud of our role in helping the industry and the environment."
Full Year and Fourth Quarter 2021 Financial Performance

(dollars in thousands, except per share amounts)				For the Year Ended December 31,

	Q4 2021	Q3 2021	Q4 2020	2021	2020
Net sales	$363,293	$347,348	$338,010	$1,345,788	$1,224,361
Net income	$141,480	$119,886	125,096	388,330	434,374
Earnings per share (EPS)[2]	$0.54	$0.45	$0.47	$1.46	$1.62
Cash flow from operating activities	$100,029	$134,256	$146,981	443,040	$563,646

Adjusted net income[1]	$131,180	$119,038	$114,168	464,585	$422,512
Adjusted earnings per share[1,2]	$0.50	$0.45	$0.43	1.74	$1.58
Adjusted EBITDA[1]	$182,817	$172,175	$175,538	$669,940	$658,946
Adjusted free cash flow[4]	$86,857	$125,145	$141,594	$456,160	$527,571

Net sales for the year ended December 31, 2021 totaled $1.3 billion, an increase of 10% compared to $1.2 billion in the prior year reflecting improved market conditions. Fourth quarter net sales increased 5% from the third quarter on improved volumes and pricing.
Net income for 2021 was $388 million, or $1.46 per share, compared to $434 million, or $1.62 per share, in the prior year. Fourth quarter net income was $141 million, or $0.54 per share, compared to $125 million, or $0.47 per share in the fourth quarter of 2020.
Adjusted EBITDA1 was $670 million in 2021, an increase from $659 million in 2020. Full year 2021 results reflect a sequential improvement year-over-year in volumes and pricing. Adjusted EBITDA1 was $183 million in the fourth quarter of 2021 compared to $176 million in the same period of 2020.
In 2021, cash flow from operating activities was $443 million, free cash flow4 was $385 million and adjusted free cash flow4 was $456 million and 68% of adjusted EBITDA1 converted to adjusted free cash flow5.

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Operational and Commercial Update

Key operating metrics				For the Year Ended December 31,

(in thousands, except percentages)	Q4 2021	Q3 2021	Q4 2020	2021	2020
Sales volume (MT) [6]	44	43	37	167	135
Production volume (MT) [7]	46	39	36	165	134
Production capacity excluding St. Marys (MT) [8,9]	52	48	52	202	202
Capacity utilization excluding St. Marys [8,10]	88%	81%	69%	82%	66%
Total production capacity (MT) [9,11]	59	55	59	230	230
Total capacity utilization [10,11]	78%	71%	61%	72%	58%
GrafTech reported strong sales volumes of 167 thousand MT in 2021, an increase of 24% compared to 2020, consisting of long-term agreement (LTA) volumes of 110 thousand MT and non-LTA volumes of 57 thousand MT.
Our fourth quarter LTA average realized price was $9,400. The average realized non-LTA price for graphite electrodes delivered and recognized in revenue in the fourth quarter was just over $5,000, an increase of approximately 10% over third quarter non-LTA pricing.
We expect our first quarter average non-LTA price for graphite electrodes delivered and recognized in revenue to be 17-20% higher than in the fourth quarter of 2021.
We also expect cost increases in 2022, driven by recent global inflationary pressures, particularly for third-party needle coke, energy and freight.
Production volumes increased to 46,000 MT in the fourth quarter and 165,000 for the full year, a 23% increase compared to 2020.
Globally, steel market capacity utilization rates continue to be strong:

	Q4 2021	Q3 2021	Q4 2020
Global (ex-China) capacity utilization rate[12]	75%	74%	72%
U.S. steel market capacity utilization rate[13]	83%	85%	71%

The estimated shipments of graphite electrodes for 2022 through 2024 remain unchanged as follows:

	2022	2023 through 2024
Estimated LTA volume (in thousands of MT)	95-105	35-45
Estimated LTA revenue (in millions)	$910-$1,010	$350-$450[14]

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Capital Structure and Capital Allocation
As of December 31, 2021, GrafTech had cash and cash equivalents of $58 million and total debt of approximately $1.0 billion. We continue to make progress in reducing our long-term debt, repaying $100 million in the fourth quarter, for a total debt repayment of $400 million in 2021.
We are committed to delivering value to our shareholders through our disciplined capital allocation strategy. In 2022, we will continue to focus on investing in our business, strengthening our balance sheet and opportunistic purchases under the remaining $159 million stock repurchase authorization. Our capital expenditures in 2022 are focused on specific, highly targeted capital investments in operational improvement activities and are expected to be in the range of $70 to $80 million.
Outlook
The steel industry has experienced unprecedented pricing over the past 12 months. While pricing has retreated recently, it remains well above historical levels and the near-term fundamentals in the steel industry remain strong. More broadly, the industry is continuing to look for ways to de-carbonize and many of these efforts are focused on moving away from traditional blast furnace production to electric arc furnace steel production. GrafTech is well-positioned to benefit from these events in 2022 and beyond.
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on February 4, 2022 at 10:00 a.m. Eastern Standard Time. The webcast and accompanying slide presentation will be available at www.GrafTech.com, in the Investors section. The earnings call dial-in number is +1 (833) 968-2275 toll-free in the U.S. and Canada or +1 (236) 714-2979 for overseas calls, conference ID: 8449319. A replay of the Conference Call will be available until May 4, 2022 by dialing +1 (800) 585-8367 toll-free in the U.S. and Canada or +1 (416) 621-4642 for overseas calls, conference ID: 8449319. A replay of the webcast will also be available on our website until May 4, 2022, at www.GrafTech.com, in the Investors section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (SEC) and other information available at www.GrafTech.com. The information on our website is not part of this release or any report we file or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, a key raw material for graphite electrode manufacturing. This unique position provides competitive advantages in product quality and cost.

EXHIBIT 99.1
________________________

1 A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA, adjusted EBITDA, adjusted net income to net income, and adjusted EPS to EPS, the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP).
2 Earnings per share represents diluted earnings per share. Adjusted earnings per share represents diluted adjusted earnings per share.
3 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales (Q4 2021 adjusted EBITDA of $183 million/Q4 2021 net sales of $363 million and 2021 Adjusted EBITDA of $670 million/2021 net sales of $1,346 million).
4 A non-GAAP financial measure, see below for more information and a reconciliation of adjusted free cash flow and free cash flow to cash flow from operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP.
5 Adjusted free cash flow conversion is calculated as adjusted free cash flow divided by adjusted EBITDA (2021 adjusted free cash flow of $456 million/2021 adjusted EBITDA of $670 million).
6 Sales volume reflects only graphite electrodes manufactured by GrafTech.
7 Production volume reflects graphite electrodes we produced during the period.
8 In the first quarter of 2018, our St. Marys, Pennsylvania facility began graphitizing a limited number of electrodes sourced from our Monterrey, Mexico facility.
9 Production capacity reflects expected maximum production volume during the period under normal operating conditions, standard product mix and expected maintenance outage. Actual production may vary.
10 Capacity utilization reflects production volume as a percentage of production capacity.
11 Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain; and St. Marys, Pennsylvania.
12 Source: World Steel Association, January 25, 2022.
13 Source: American Iron and Steel Institute.
14 Includes expected termination fees from a few customers that have failed to meet certain obligations under their LTAs.

Special note regarding forward‑looking statements

This news release and related discussions may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated long-term agreement ("LTA") revenues and volumes, future non-LTA pricing, anticipated levels of capital expenditures, and guidance relating to earnings per share and adjusted EBITDA. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this news release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks

EXHIBIT 99.1
and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the ultimate impact the COVID-19 pandemic has on our business, results of operations, financial condition and cash flows, including the duration and spread of any variants, the duration and scope of related government orders and restrictions, the impact on our employees, and the disruptions and inefficiencies in our supply chain; the possibility that we may be unable to implement our business strategies, including our ability to secure and maintain longer-term customer contracts, in an effective manner; the cyclical nature of our business and the selling prices of our products may lead to periods of reduced profitability and net losses in the future; the risks and uncertainties associated with litigation, arbitration, and like disputes, including the current stockholder litigation and disputes related to contractual commitments; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; pricing for graphite electrodes has historically been cyclical and the price of graphite electrodes may decline in the future; our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the sensitivity of our business and operating results to economic conditions and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including petroleum needle coke, and energy, and disruptions in supply chains for these materials; our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as the COVID-19 pandemic, political crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subject us to interest rate risk; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield Asset

EXHIBIT 99.1
Management Inc. and its affiliates; the possibility that we may not pay cash dividends on our common stock in the future; and the fact that our stockholders have the right to engage or invest in the same or similar businesses as us.
These factors should not be construed as exhaustive and should be read in connection with our other cautionary statements, including the Risk Factors sections included in our most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non‑GAAP financial measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion are non-GAAP financial measures.

We define EBITDA, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any pension and other post-employment benefit (OPEB) plan expenses, adjustments for public offerings and related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, related party payable - tax receivable agreement adjustments, stock-based compensation, non‑cash fixed asset write‑offs, value-added tax credit gains in Brazil and Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance. For purposes of this section, a "Change in Control" occurred when Brookfield and any affiliates thereof ceased to own stock of the Company that constitutes at least thirty percent (30%) or thirty-five percent (35%), as applicable, of the total fair market value or total voting power of the stock of the Company. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. Adjusted EBITDA margin is also a non-GAAP financial measure used by our management and our Board of Directors as supplemental information to assess the Company’s operational performance and is calculated as adjusted EBITDA divided by net sales. In addition, we believe adjusted EBITDA, adjusted EBITDA margin and

EXHIBIT 99.1
similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to trailing twelve month adjusted EBITDA, because we believe it is a useful and widely used way to assess our leverage.

Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses relating to our pension and OPEB plans;
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect public offerings and related expenses;
•adjusted EBITDA does not reflect related party payable - tax receivable agreement adjustments;
•adjusted EBITDA does not reflect stock-based compensation or the non‑cash write‑off of fixed assets;
•adjusted EBITDA does not reflect gains on a value-added tax matter in Brazil;
•adjusted EBITDA does not reflect the Change in Control charges; and
•other companies, including companies in our industry, may calculate EBITDA, adjusted EBITDA and adjusted EBITDA margin differently, which reduces its usefulness as a comparative measure.

We define adjusted net income, a non‑GAAP financial measure, as net income or loss and excluding the items used to calculate adjusted EBITDA, less the tax effect of those adjustments. We define adjusted EPS, a non‑GAAP financial measure, as adjusted net income divided by the weighted average of diluted common shares outstanding during the period. We believe adjusted net income and adjusted EPS are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.

Free cash flow and adjusted free cash flow, non-GAAP financial measures, are metrics used by our management and our Board of Directors to analyze cash flows generated from operations. We define free cash flow as net cash provided by operating activities less capital expenditures. We define adjusted free cash flow as free cash flow adjusted by the Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. We believe these free cash flow metrics are useful to present to

EXHIBIT 99.1
investors because we believe that they facilitate comparison of the Company’s performance with its competitors. Free cash flow conversion and adjusted free cash flow conversion are also non-GAAP financial measures used by our management and our Board of Directors as supplemental information to evaluate the Company’s ability to convert earnings from our operational performance to cash. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA and adjusted free cash flow conversion as adjusted free cash flow divided by adjusted EBITDA.

In evaluating EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliation presented below, other than the Change in Control charges. Our presentations of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion alongside other measures of financial performance and liquidity, including our net income (loss), EPS and cash flow from operating activities, respectively, and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	As of December 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$57,514	$145,442
Accounts and notes receivable, net of allowance for doubtful accounts of $6,835 as of December 31, 2021 and $8,243 as of December 31, 2020	207,547	182,647
Inventories	289,432	265,964
Prepaid expenses and other current assets	73,364	35,114
Total current assets	627,857	629,167
Property, plant and equipment	815,298	784,902
Less: accumulated depreciation	313,825	278,685
Net property, plant and equipment	501,473	506,217
Deferred income taxes	26,187	32,551
Goodwill	171,117	171,117
Other assets	85,684	93,660
Total assets	$1,412,318	$1,432,712
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117,112	$70,989
Short-term debt	127	131
Accrued income and other taxes	57,097	48,720
Other accrued liabilities	56,405	56,501
Related party payable - tax receivable agreement	3,828	21,752
Total current liabilities	234,569	198,093

Long-term debt	1,029,561	1,420,000
Other long-term obligations	68,657	81,478
Deferred income taxes	40,674	43,428
Related party payable - tax receivable agreement long-term	15,455	19,098
Stockholders’ equity (deficit):
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 263,255,708 shares issued and outstanding as of December 31, 2021 and 267,188,547 as of December 31, 2020	2,633	2,672
Additional paid-in capital	761,412	758,354
Accumulated other comprehensive loss	(7,444)	(19,641)
Accumulated deficit	(733,199)	(1,070,770)
Total stockholders’ equity (deficit)	23,402	(329,385)

Total liabilities and stockholders’ equity	$1,412,318	$1,432,712

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$363,293	$338,010	$1,345,788	$1,224,361
Cost of sales	182,786	162,485	701,335	563,864
Gross profit	180,507	175,525	644,453	660,497
Research and development	801	1,903	3,771	3,975
Selling and administrative expenses	17,666	17,918	132,608	67,913
Operating income	162,040	155,704	508,074	588,609

Other (income) expense, net	(16,090)	5,639	(16,451)	3,330
Related party tax receivable agreement expense (benefit)	184	(17,744)	231	(21,090)
Interest expense	14,551	29,048	68,760	98,074
Interest income	(219)	(168)	(872)	(1,750)
Income before provision for income taxes	163,614	138,929	456,406	510,045
Provision for income taxes	22,134	13,833	68,076	75,671
Net income	$141,480	$125,096	$388,330	$434,374

Basic income per common share:
Net income per share	$0.54	$0.47	$1.46	$1.62
Weighted average common shares outstanding	263,424,743	267,285,677	266,251,097	267,916,483
Diluted income per common share:
Net income per share	$0.54	$0.47	$1.46	$1.62
Weighted average common shares outstanding	263,516,311	267,321,380	266,317,194	267,930,644

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Cash flow from operating activities:
Net income	$141,480	$125,096	$388,330	$434,374
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	17,301	17,889	65,716	62,963
Related party tax receivable agreement expense (benefit)	184	(17,744)	231	(21,090)
Deferred income tax provision	2,523	4,004	(3,657)	20,241
Loss on extinguishment of debt	—	8,329	—	8,329
Stock- based compensation	338	778	16,631	2,665
Interest expense	2,301	1,424	12,051	6,192
Other charges, net	323	7,413	7,107	7,861
Net change in working capital*	(63,551)	1,340	(16,377)	86,438
Change in related-party tax receivable agreement	—	—	(21,799)	(27,857)
Change in long-term assets and liabilities	(870)	(1,548)	(5,193)	(16,470)
Net cash provided by operating activities	100,029	146,981	443,040	563,646
Cash flow from investing activities:
Capital expenditures	(17,831)	(5,387)	(58,257)	(36,075)
Proceeds from the sale of assets	41	301	397	379
Net cash used in investing activities	(17,790)	(5,086)	(57,860)	(35,696)
Cash flow from financing activities:
Short-term debt reductions, net	(142)	(146)	(142)	(146)
Debt issuance and modification costs	—	(6,278)	(3,109)	(6,278)
Proceeds from the issuance of long-term debt	—	500,000	—	500,000
Principal repayments on long-term debt	(100,000)	(647,000)	(400,000)	(896,214)
Repurchase of common stock - non-related party	(7,622)	—	(50,000)	(30,099)
Payments for taxes related to net share settlement of equity awards	(3)	—	(4,077)	(71)
Dividends paid to non-related party	(1,993)	(1,050)	(7,439)	(8,603)
Dividends paid to related party	(639)	(1,622)	(3,206)	(22,272)
Other	(555)	—	(3,819)	—
Net cash used in financing activities	(110,954)	(156,096)	(471,792)	(463,683)
Net change in cash and cash equivalents	(28,715)	(14,201)	(86,612)	64,267
Effect of exchange rate changes on cash and cash equivalents	(427)	802	(1,316)	240
Cash and cash equivalents at beginning of period	86,656	158,841	145,442	80,935
Cash and cash equivalents at end of period	$57,514	$145,442	$57,514	$145,442

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$(25,472)	$(14,851)	$(28,927)	$63,557
Inventories	(20,919)	34,262	(28,165)	44,633
Prepaid expenses and other current assets	(14,257)	(2,409)	(31,921)	3,028
Income taxes payable	8,045	(28,452)	5,674	(12,420)
Accounts payable and accruals	(5,157)	12,288	66,591	(12,790)
Interest payable	(5,791)	502	371	430
Net change in working capital	$(63,551)	$1,340	$(16,377)	$86,438

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted net income
				For the Year Ended December 31,
	Q4 2021	Q3 2021	Q4 2020	2021	2020

Net income	$141,480	$119,886	$125,096	$388,330	$434,374
Adjustments, pre-tax:
Pension and OPEB plan expenses (1)	(3,840)	434	4,430	(2,545)	6,096
Public offerings and related expenses (2)	—	—	260	663	264
Non-cash gains and losses on foreign currency remeasurement (3)	(484)	(1,542)	1,738	(119)	1,297
Stock-based compensation (4)	337	262	778	1,917	2,669
Non-cash fixed asset write-off (5)	2,884	—	378	3,197	378
Related party tax receivable agreement adjustment (6)	184	—	(17,744)	231	(21,090)
Change in control LTIP award (7)	—	—	—	73,384	—
Change in control stock-based compensation acceleration (7)	—	—	—	14,713	—
Brazil value-added tax credit (8)	(11,511)	—	—	(11,511)	—
Total non-GAAP adjustments pre-tax	(12,430)	(846)	(10,160)	79,930	(10,386)
Income tax impact on non-GAAP adjustments	(2,130)	2	768	3,675	1,476
Adjusted net income	$131,180	$119,038	$114,168	$464,585	$422,512
(1)Net periodic (benefit) cost for our pension and OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with public offerings and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding.
(8)Gain from the settlement of a value-added tax matter in Brazil.

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted EPS
				For the Year Ended December 31,
	Q4 2021	Q3 2021	Q4 2020	2021	2020

EPS	$0.54	$0.45	$0.47	$1.46	$1.62
Adjustments per share:
Pension and OPEB plan expenses (1)	(0.02)	—	0.02	(0.01)	0.03
Public offerings and related expenses (2)	—	—	—	—	—
Non-cash gains and losses on foreign currency remeasurement (3)	—	—	0.01	—	0.01
Stock-based compensation (4)	—	—	—	—	0.01
Non-cash fixed asset write-off (5)	0.01	—	—	0.01	—
Related party tax receivable agreement adjustment (6)	—	—	—	—	(0.08)
Change in control LTIP award (7)	—	—	—	0.27	—
Change in control stock-based compensation acceleration (7)	—	—	—	0.06	—
Brazil value-added tax credit (8)	(0.04)	—	(0.07)	(0.04)	—
Total non-GAAP adjustments pre-tax per share	(0.05)	—	(0.04)	0.29	(0.03)
Income tax impact on non-GAAP adjustments per share	(0.01)	—	—	0.01	0.01
Adjusted EPS	$0.50	$0.45	$0.43	$1.74	$1.58
(1)Net periodic (benefit) cost for our pension and OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with public offerings and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest shareholder, Brookfield, moving below 30% of our total shares outstanding.
(8)Gain from the settlement of a value-added tax matter in Brazil.

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted EBITDA
				For the Year Ended December 31,
	Q4 2021	Q3 2021	Q4 2020	2021	2020

Net income	$141,480	$119,886	$125,096	$388,330	$434,374
Add:
Depreciation and amortization	17,301	15,584	17,889	65,716	62,963
Interest expense	14,551	16,048	29,048	68,760	98,074
Interest income	(219)	(417)	(168)	(872)	(1,750)
Income taxes	22,134	21,920	13,833	68,076	75,671
EBITDA	$195,247	$173,021	$185,698	$590,010	$669,332
Adjustments:
Pension and OPEB plan expenses (1)	(3,840)	434	4,430	(2,545)	6,096
Public offerings and related expenses (2)	—	—	260	663	264
Non-cash gains and losses on foreign currency remeasurement (3)	(484)	(1,542)	1,738	(119)	1,297
Stock-based compensation (4)	337	262	778	1,917	2,669
Non-cash fixed asset write-off (5)	2,884	—	378	3,197	378
Related party tax receivable agreement adjustment (6)	184	—	(17,744)	231	(21,090)
Change in control LTIP award (7)	—	—	—	73,384	—
Change in control stock-based compensation acceleration (7)	—	—	—	14,713	—
Brazil value-added tax credit (8)	(11,511)	—	—	(11,511)	—
Adjusted EBITDA	$182,817	$172,175	$175,538	$669,940	$658,946
(1)Net periodic (benefit) cost for our pension and OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with public offerings and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest shareholder, Brookfield, moving below 30% of our total shares outstanding.
(8)Gain from the settlement of a value-added tax matter in Brazil.

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Free Cash Flow and Adjusted Free Cash Flow
				For the Year Ended December 31,
(in thousands)	Q4 2021	Q3 2021	Q4 2020	2021	2020

Net cash provided by operating activities	$100,029	$134,256	$146,981	$443,040	$563,646
Capital expenditures	(17,831)	(14,374)	(5,387)	(58,257)	(36,075)
Free cash flow	82,198	119,882	141,594	384,783	527,571

Change in control payment (1)	4,659	5,263	—	71,377	—
Adjusted free cash flow	$86,857	$125,145	$141,594	$456,160	$527,571

(1)In the second quarter of 2021, we incurred pre-tax Change in Control charges of $88 million as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. Of the $88 million in pre-tax Change in Control charges, $73 million are cash and $15 million are non-cash. $61 million of the cash charges were paid in the second quarter of 2021, $5 million of the cash charges were paid in the third quarter of 2021 and $5 million in the fourth quarter of 2021; an additional $2 million will be paid in subsequent quarters, as a result of the timing of related payroll tax payments.